EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-74278, No. 333-92324, No. 333-108348, No. 333-112326, No. 333-122656 and No. 333-132333) and the Registration Statement on Form S-3 (No. 333-108346) of Magma Design Automation, Inc. of our report dated June 14, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 3, 2007